UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2013

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 914-9490631

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreements with Kodiak Capital Group, LLC

We have entered into a $3 million common stock purchase agreement with Kodiak Capital Group, LLC, a Newport Beach-based institutional investor. We have agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to Kodiak under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the company has the right at its sole discretion over a period of one year to sell up to $3 million of common stock under the terms set forth in the agreement. Proceeds from this transaction will be used to fund our research and development and for working capital.

In connection with the entering of the stock purchase agreement, we have paid a commitment fee of   250,000 shares in restricted common shares of our company to Kodiak,

Loan Agreement with Mediapark A.G.

On December 6, 2013, we entered into a convertible loan agreement with Mediapark A.G., a Marshall Islands company, pursuant to which Mediapark purchased an 8% unsecured convertible debenture (the “Debenture”) in the aggregate principal amount of US $100,000. Interest is calculated semi-annually and is payable, along with the principal on or before December 6, 2014.

If the Debenture is not repaid at the maturity date, the holder may convert the loan and any accrued and unpaid interest into shares of our common stock at a price per share of 80% of the VWAP for the five trading days prior to the date Mediapark provides us with written notice of conversion. The loan will be converted into the same terms as any shares and/or warrant financing of $350,000 or more Orgenesis completes before maturity of the loan.

We currently have outstanding another 8% unsecured convertible loan with Mediapark in the amount of US $250,000. Both loans are payable in full if we complete a non-equity financing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Term sheet with Mediapark Investments Limited

10.2	Convertible Loan Agreement dated December 6, 2013 with Mediapark Investments Limited
10.3	Investment Agreement dated December 13, 2013 with Kodiak Capital Group, LLC
10.4	Registration Rights Agreement dated December 13, 2013 with Kodiak Capital Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Dov Weinberg
Dov Weinberg
Chief Financial Officer, Secretary and Treasurer
December 16, 2013